UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 8, 2016 (February 4, 2016)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting, the Company’s shareholders voted on four proposals: (1) the election of directors, and (2) an amendment to the 2008 Omnibus Equity Incentive Compensation Plan (“2008 Plan Amendment”); (3) the approval, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Advisory Vote on the Compensation of the Company’s Named Executive Officers”); and, (4) to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 (“Auditors”)  These matters are more fully described in the Company’s Proxy Statement for the 2016 Annual Meeting.

The certified results of the matters voted on at the 2016 Annual Meeting are as follows:

	FOR	ABSTAIN
1) Election of Directors:
Geoffrey R. Bailey	5,859,191	17,987
Gary J. Heller	3,710,309	17,987
Boyd E. Hoback	3,819,689	14,987
Steven M. Johnson	5,715,005	17,987
Eric W. Reinhard	5,893,925	17,987
Robert J. Stetson	5,838,136	5,987
Alan A. Teran	5,774,059	17,987

2) 2008 Plan Amendment	5,800,430	1,558

3) Advisory Vote on the Compensation of the Company’s Named Executive Officers	4,130,448	7,395

4) Auditors	10,586,405	5,543

Item 8.01           Other Events

Following the 2016 Annual Meeting, the Company’s Directors elected the Committee Members set forth below.  Biography information on each Committee Member is more fully described the Company’s Proxy Statement for the 2016 Annual Meeting.

Audit Committee:	Steven M. Johnson, Chairman
Eric W. Reinhard
Alan A. Teran

Compensation Committee:	Alan A. Teran, Chairman
Geoffrey R. Bailey
Eric W. Reinhard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: February 8, 2016
Boyd E. Hoback
President and Chief Executive Officer